Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
polycorpcom@polypore.net
www.polypore.net

FOR IMMEDIATE RELEASE

Polypore Announces New President for Energy Storage — Transportation and Industrial Business Segment

CHARLOTTE, N.C., October 15, 2013 — Polypore International, Inc. (NYSE: PPO) is pleased to announce that Peter A. Smith, Ph.D., will join Polypore as President, Energy Storage - Transportation and Industrial, on October 24, 2013. Mr. Smith succeeds Phillip Bryson who has assumed the role of Senior Vice President, Corporate Development and Strategy.

Mr. Smith brings over 20 years of experience from the electronics and specialty materials industries. Prior to joining Polypore, Pete was Chief Executive Officer of Voltaix, a specialty chemicals manufacturing company.  Additionally, he served in various leadership roles in sales and marketing, business development, operations and in mergers & acquisitions at Cooper Industries, Dover Knowles Electronics and Honeywell Specialty Materials. Pete earned his Ph.D. in Material Science and Engineering from Rutgers University and a M.B.A. from Arizona State University. He also has a Bachelor of Science degree in Materials Engineering.

Regarding the change, Robert B. Toth, Polypore’s President and Chief Executive Officer stated: “We are delighted to welcome Pete into the Polypore organization. With his strong technical background and business acumen, he will bring valuable and relevant experience to our company and will provide strong technical leadership to our Transportation and Industrial segment.”

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand does not materialize as anticipated; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:
Polypore International, Inc.
Corporate Communications	Investor Relations

Beth Kitteringham	Paul Clegg
(704) 587-8596	(704) 587-8886
polycorpcom@polypore.net	investorrelations@polypore.net

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